OMB APPROVAL

OMB Number:	3235-0059
Expires:	January 31, 2008
Estimated average burden hours per response	14.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☑ Soliciting Material Pursuant to §240.14a-12

TD Banknorth Inc.

(Name of Registrant as Specified In Its Charter)

The Toronto-Dominion Bank

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

This filing relates to a planned going-private transaction between The Toronto-Dominion Bank (“TD”) and TD Banknorth Inc. (“Banknorth”) pursuant to the terms of an Agreement and Plan of Merger, dated as of November 19, 2006, among TD, Banknorth and Bonn Merger Co., a newly formed Delaware corporation and a wholly-owned subsidiary of TD.
On November 20, 2006, TD made a PowerPoint presentation to investors.

Ed Clark President & CEO TD Bank Financial Group Colleen Johnston EVP & CFO TD Bank Financial Group Privatization of TD Banknorth November 20, 2006

This presentation contains "forward-looking statements". Such statements include, but are not limited to, statements relating to anticipated financial and operating results, the companies' plans, objectives, expectations and intentions and other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "should," "may," and other similar expressions. Such statements are based upon the current beliefs and expectations of TD Bank Financial Group's and TD Banknorth's management and involve a number of significant risks and uncertainties. Actual results may differ materially from the results anticipated in these forward-looking statements. The following factors, among others, could cause or contribute to such material differences: change in general economic conditions; the performance of financial markets and interest rates; the ability to obtain the approval of the transaction by TD Banknorth stockholders; the ability to obtain governmental approvals of the transaction or to satisfy other conditions to the transaction on the proposed terms and schedule; increased competition and its effect on pricing, spending, third-party relationships and revenues; the risk of new and changing regulation in the U.S. and Canada; acts of terrorism; and war or political instability. Additional factors that could cause TD Bank Financial Group's and TD Banknorth's results to differ materially from those described in the forward-looking statements can be found in the 2005 Annual Report on Form 40-F for TD Bank Financial Group and the 2005 Annual Report on Form 10-K of TD Banknorth filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission's Internet site (http://www.sec.gov). In connection with the proposed merger, TD Banknorth will file a proxy statement with the Securities and Exchange Commission. Stockholders of TD Banknorth are urged to read the proxy statement regarding the proposed merger when it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the proxy statement as well as other filings containing information about TD Bank Financial Group and TD Banknorth, when available, without charge, at the Securities and Exchange Commission's Internet site (http://www.sec.gov). In addition, copies of the proxy statement can be obtained, when available, without charge, by directing a request to TD Bank Financial Group, 66 Wellington Street West, Toronto, ON M5K 1A2, Attention: Investor Relations, (416) 308-9030, or to TD Banknorth Inc., Two Portland Square, P.O. Box 9540, Portland, ME 04112-9540, Attention: Investor Relations, (207) 761- 8517. TD Bank Financial Group, TD Banknorth, their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding TD Bank Financial Group's directors and executive officers is available in its Annual Report on Form 40-F for the year ended October 31, 2005, which was filed with the Securities and Exchange Commission on December 12, 2005, and its notice of annual meeting and proxy circular for its most recent annual meeting, which was filed with the Securities and Exchange Commission on February 24, 2006. Information regarding TD Banknorth's directors and executive officers is available in TD Banknorth's proxy statement for its most recent annual meeting, which was filed with the Securities and Exchange Commission on March 30, 2006. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement, the Schedule 13E-3 transaction statement and other relevant materials to be filed with the Securities and Exchange Commission when they become available. Forward-Looking Statements And Other Information

Transaction Summary US$32.33 per TD Banknorth share All Cash US$3.2 billion (C$3.6 billion)(2) 15.8x 2007 earnings of US$2.05(3) 6.5% premium to closing price on Nov 17, 2006 March or April 2007 TD Banknorth unaffiliated shareholder approval Approval of the State of Massachusetts Voting agreement with one large shareholder Expression of support from a second large shareholder TD Banknorth management agreements continue Implied pricing Expected closing Terms and valuation of remaining 41% stake sold to TD(1) Shareholder support Management Closing conditions Pro Forma with Interchange. TDBFG's stake was 57% as of October 31, 2006 C$/US$ f/x rate 1.14 on November 16, 2006 Low end of management guidance

TD Financial Parameters Projected EPS accretion to TD - reported basis(1)(2) Projected EPS accretion to TD - adjusted basis(1)(2) C$0.02 per share in 2007 (6 months) C$0.12 per share in 2008 C$0.05 per share in 2007 (6 months) C$0.16 per share in 2008 Assume March or April 2007 closing. Projection based on I/B/E/S consensus estimates for TD for 2007 and 2008. Projection for TD Banknorth based on the low-end of management guidance for 2007 at US$2.05 on an adjusted basis and for 2008, a growth rate of 8% on core cash earnings derived from I/B/E/S estimates. Projection subject to risks and uncertainties that may cause actual results to differ. See slide 2 for details. TD's financial results prepared in accordance with GAAP are referred to as "reported" results. TD also utilizes "adjusted" earnings (i.e., reported earnings excluding "items of note", net of tax) to assess each of its businesses and measure overall Bank performance. Adjusted net income, adjusted earnings per share (EPS) and related terms used in this presentation are not defined terms under GAAP and may not be comparable to similar terms used by other issuers. See page 5 of TD's Q3 2006 Report to Shareholders (td.com/investor) dated August 24, 2006 for an explanation of how the Bank reports and a reconciliation of adjusted earnings to reported basis (GAAP) results.

Fiscal 2007 TD Banknorth Core cash earnings(1) US$495MM US$535MM F/X conversion at 1.14 C$ 248 Net income accretion adjusted basis C$ 117MM TD incremental adjusted earnings on purchase of additional 40.7%(2) US$ 218MM Pro Forma Accretion to TD: Net income accretion reported basis C$ 87MM US$96MM C$ 110 Funding & other costs, net of savings of dividend withholding tax (131) (74) C$ 36MM Core Deposit Intangible amortization expense 18 30 Pro Forma EPS Accretion to TD: TD Shares outstanding (fully diluted) 726MM Reported basis C$ 0.12 Adjusted basis C$ 0.16 C$ 18MM 726MM C$ 0.02 C$ 0.05 Illustration: Accretion to TD with 100% ownership Fiscal 2008 TD Banknorth restructuring and other charges (22) --- TD Banknorth Net Income before amortization US$473MM US$535MM (6 months) Annual earnings excluding merger and consolidation costs, discontinued operations, deleveraging losses and amortization of intangibles, net of tax. For a reconciliation of GAAP to cash operating earnings please see TD Banknorth's 3rd Quarter 2006 earnings press release, dated October 25, 2006 available at www.tdbanknorth.com/investorrelatations. TD Banknorth core cash earnings growth for 2008 derived from I/B/E/S estimates. Pro Forma with Interchange close.

Pro Forma Capital Ratios As at Q3/06 9.1% 12.1% Interchange Close January/07 9.0% 11.8% Privatization Close March or April/07 7.0% 9.8% As at Q4/07(1) 7.6% 10.3% Tangible common equity ratio Tier 1 ratio Assuming excess capital generation about C$400MM per quarter, which translates into approximately 25-30 basis points increase in Tangible Common Equity and Tier 1 Capital Ratios Expect funding to be via a public issue of approximately C$3.0B prior to close, principally subordinated debt Strong demand for TD debt, particularly in Canada and the U.S. Ratios assume the completion of the Normal Course Issuer Bid (share buy-back) announced on October 19, 2006

TD Purchase of Banknorth Original Purchase $40.00 Subsequent(1) Final Purchase 51% Share Price (US$) % of TD ownership $31.44 59% $32.33 100% Average Price per share $35.21 Total Purchase Price $8.5 billion Including Hudson, Interchange, DRIP and TD open market purchases

Illustrated Business Segment Earnings Mix P&C Wealth TD AMTD TD BNK Wholesale 2006E 0.53 0.11 0.04 0.13 0.19 TD Canada Trust (Canadian P&C) TD Securities (Wholesale) TD Waterhouse (Canadian Wealth) TD Ameritrade (U.S. Wealth) TD Banknorth (U.S. P&C) P&C Wealth TD AMTD TD BNK Wholesale 2006E 0.56 0.12 0.05 0.07 0.2 TD Canada Trust (Canadian P&C) TD Securities (Wholesale) TD Waterhouse (Canadian Wealth) TD Ameritrade (U.S. Wealth) TD Banknorth (U.S. P&C) YTD Q3/06 Pro Forma YTD Q3/06 (with 100% ownership of BNK) Canadian Retail 68% Canadian Retail 64%

A Clear, Focused U.S. Growth Strategy Focus on two U.S. retail platforms: US P&C Bank, TD Banknorth US Wealth Management, TD Ameritrade Invest with value and long term growth in mind: We know TD Banknorth - prudent way to continue our U.S. expansion Previously announced intention to buy up to 66 2/3% Create and maintain strategic options: Accelerate organic growth - invest in "the better bank" US environment less favourable for TD Banknorth to make larger acquisitions Maintain opportunity to expand northeast U.S. footprint in a disciplined way with smaller fill-in acquisitions Simplicity with 100% ownership

Timing TD's Opportunity - Why Now? TD Banknorth Board and Large Minority Shareholders' support Exercising our Strategic Option TD Banknorth shares have a "floor" - privatization expected Market sentiment Prefer 100% ownership in the long run Operating ease and flexibility in alignment Governance Capital Eliminates need to hold excess capital for prospect of privatization